Exhibit 10.6

SMART ONLINE, INC.
AMENDMENT NO. 1 TO STOCK PURCHASE WARRANT AND AGREEMENT

THIS AMENDMENT NO. 1 TO STOCK PURCHASE WARRANT AND AGREEMENT (this “Amendment”), effective as of February 20, 2008, is made and entered into by and between Smart Online, Inc., a Delaware corporation (the “Company”), and Atlas Capital SA, a Swiss business organization (“Holder”).

W I T N E S S E T H:

WHEREAS, on November 13, 2006, the Holder issued an irrevocable standby letter of credit (the “Wachovia Letter of Credit”) to secure a revolving credit arrangement (the “Wachovia Line of Credit”) for the Company with Wachovia Bank, NA (“Wachovia”) in the amount of $1.3 million.

WHEREAS, on January 24, 2007, the Company increased the amount of the Wachovia Line of Credit by $1.2 million and Wachovia required a corresponding $1.2 million increase in the Holder’s Wachovia Letter of Credit (the “Wachovia Letter of Credit Increase”).

WHEREAS, as consideration for the Holder’s agreement to the Wachovia Letter of Credit Increase, the Holder and the Company agreed to enter into a Stock Purchase Warrant and Agreement dated January 15, 2007 (the “Warrant Agreement”), which represents the issuance of a stock purchase warrant (the “Warrant”) to the Holder convertible into common stock of the Company at a price of $2.70 (the “Exercise Price”).

WHEREAS, the Company has paid off the Wachovia Line of Credit and entered into a new revolving credit arrangement (the “Paragon Line of Credit”) with Paragon Commercial Bank on February 20, 2008.

WHEREAS, the Wachovia Letter of Credit has been released from securing the Wachovia Line of Credit, and the Holder has issued a new irrevocable standby letter of credit to secure the Paragon Line of Credit (the “Paragon Letter of Credit”).

WHEREAS, the Warrant Agreement currently provides that the Warrant shall be exercisable at the Holder’s option: (a) at any time the Company is in default under the Wachovia Line of Credit or (b) within thirty (30) business days of the termination of the Wachovia Line of Credit; and that if the Warrant is not exercised within thirty (30) business days of the termination of the Wachovia Line of Credit, all rights and obligations of the parties under the Warrant Agreement and the Warrant shall terminate.

WHEREAS, in consideration of the Holder issuing the Paragon Letter of Credit, the Company has agreed to amend the Warrant Agreement to change the term of the Warrant such that it shall be exercisable (a) at any time the Company is in default under the Paragon Letter of Credit or (b) within thirty (30) business days of the termination of the Paragon Line of Credit.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder agree that the Warrant Agreement shall be amended as follows:

1.	All references in Section 1.2 of the Warrant Agreement to the “Line of Credit” shall mean the Paragon Line of Credit.

2.	Except as specifically amended above, the Warrant Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

3.
This Amendment has been executed, delivered and accepted at, and shall be deemed to have been made in, the State of Delaware and shall be interpreted in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of Delaware, without regard to principles of conflicts of laws.

4.	This Amendment may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same.

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[Signature Page to Amendment No. 1 to
Stock Purchase Warrant Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

SMART ONLINE, INC.

By:	/s/ David E. Colburn
Name:	David E. Colburn
Title:	President and Chief Executive Officer

ATLAS CAPITAL, S.A.

By:	/s/ Avy Lugassy
Name:	Avy Lugassy
Title:	Member of the Management